Exhibit 99.1

Case 2:25-cv-00568-JHC	Document 68	Filed 04/25/25	Page 1 of 6

THE HONORABLE JOHN H. CHUN

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

ERIC GILBERT,

Plaintiff,

v.

NORDSTROM, INC.; NAVY ACQUISITION

CO., INC.; NORSE HOLDINGS, INC.; ERIK B.

NORDSTROM; PETER E. NORDSTROM;

JAMES L. DONALD; KIRSTEN A. GREEN;

GLENDA G. MCNEAL; AMIE THUENER

O’TOOLE; GUY B. PERSAUD; ERIC D.

SPRUNK; BRADLEY D. TILDEN; MARK J.

TRITTON; ATTICUS N. TYSEN; EL PUERTO

DE LIVERPOOL S.A.B. DE C.V.,

Defendants.

No. C25-0568JHC DECLARATION OF ERIC SPRUNK IN SUPPORT OF NORDSTROM AND THE INDEPENDENT DIRECTORS’ OPPOSITION TO PLAINTIFF’S MOTION FOR PRELIMINARY INJUNCTION

I, Eric Sprunk, declare as follows:

1. I am over the age of 21 and otherwise capable of making this declaration, which I make on personal knowledge.

2. I am a member of the Board of Directors of Nordstrom, Inc. (the “Board”) and am the Chair of the Special Committee that the Board formed in connection with the take-private transaction ultimately agreed with members of the Nordstrom family and El Puerto de Liverpool S.A.B. de C.V. (“Liverpool”) in December 2024.

DECLARATION OF ERIC SPRUNK	Perkins Coie LLP
NO. C25-0568JHC – 1	1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000

Case 2:25-cv-00568-JHC	Document 68	Filed 04/25/25	Page 2 of 6

3. I joined the Board in 2023 as one of its independent directors. I previously served as the Chief Operating Officer of NIKE, Inc. (2013 to 2020), and served in various executive positions at NIKE before assuming that role. Before joining NIKE in 2001, I was a certified public accountant at PricewaterhouseCoopers. I also have experience serving on many others public and private boards of directors, including the boards at Universal Music Group, General Mills, and Bombardier.

4. On February 4, 2024, Erik and Peter Nordstrom told the Board that they were interested in participating in a potential take-private transaction as shareholders, and that they desired permission to explore whether Liverpool and other members of the Nordstrom family might be too. On February 11, 2024, in light of Erik and Peter Nordstrom’s interest in a potential transaction, the Board—with Erik and Peter Nordstrom abstaining—formed a special committee (the “Special Committee”) and appointed me as one of its members. On February 18, 2024, the Special Committee appointed me to serve as its Chair.

5. The Board delegated to the Special Committee the power to, among other things, manage any potential or alternative transaction on behalf of the Board, including providing it with exclusive authority to determine not to proceed with any particular transaction. The Special Committee was also authorized to take actions and grant waivers with respect to the Anti-Takeover Statute.

6. The Special Committee (and prior to its formation, the Board) carefully oversaw a transaction process that began with our advisors contacting many potentially interested parties. The Special Committee’s minutes accurately document its oversight of the transaction process, including the Special Committee’s deliberations regarding Erik and Peter Nordstrom’s discussions with potential counterparties, including Liverpool.

DECLARATION OF ERIC SPRUNK	Perkins Coie LLP
NO. C25-0568JHC – 2	1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000

Case 2:25-cv-00568-JHC	Document 68	Filed 04/25/25	Page 3 of 6

7. Erik and Peter Nordstrom told the Board in February 2024 that they were interested in exploring a potential transaction as shareholders. At that time, they also expressed that they were interested in exploring whether Liverpool, other members of their family, and other third parties might be interested in participating as financing sources. From that time, I knew that it was possible that Erik and Peter Nordstrom would seek to partner with Liverpool in connection with an acquisition of the Company, although whether they would definitively participate and how much capital they would provide remained unconfirmed to the Board until they submitted their proposal on September 3, 2024.

8. Erik and Peter Nordstrom made clear to me and the other independent directors that they would pursue only a consensual transaction approved by the Special Committee and a majority of the unaffiliated shareholders, and I did not at any time view them as launching a hostile takeover against the wishes of the Board and the Special Committee.

9. The Board and Special Committee oversaw a deliberative process involving 24 parties and requests for preliminary proposals from three parties (excluding Liverpool and Erik and Peter Nordstrom).

10. Only one party responded with a preliminary proposal indicating their interest in a possible acquisition of the Company. The Special Committee thereafter approved discussions between Erik and Peter Nordstrom and (1) Liverpool, (2) the party that had submitted a preliminary proposal, and (3) parties that subsequently contacted Erik and Peter Nordstrom about playing a role as financing sources. The Special Committee initially approved those communications orally. Our counsel reaffirmed the oral commitments, and they were also subsequently memorialized in letter agreements.

11. As a condition to these discussions, the Special Committee required Erik and Peter Nordstrom to provide regular updates to the Special Committee and the other independent directors about these discussions. Between May and August 2024, Erik and Peter Nordstrom regularly provided these updates. It appeared possible from the earliest of these updates that any acquisition proposal by Erik and Peter Nordstrom would, if one was submitted, likely include Liverpool as an equity financing source (in part due to Erik and Peter Nordstrom’s difficulty in finding another financing source), which was acceptable to me and the other independent directors.

DECLARATION OF ERIC SPRUNK	Perkins Coie LLP
NO. C25-0568JHC – 3	1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000

Case 2:25-cv-00568-JHC	Document 68	Filed 04/25/25	Page 4 of 6

12. From April through August 2024, I repeatedly stressed to Erik and Peter Nordstrom that the Special Committee and the other independent directors expected them to promptly submit a proposal, if one was to be forthcoming, in order to minimize management distraction from the business. To that end, the Special Committee fixed June 28, 2024 as a deadline for Erik and Peter Nordstrom to submit a proposal to the Special Committee. They did not submit a proposal by that deadline, or an extended deadline of July 8, 2024, because they informed me that they had not reached an agreement with financing sources. Despite this, the Special Committee and I continued to push Erik and Peter Nordstrom to submit a proposal as promptly as possible and directed them to make regular reports to the committee on the progress.

13. Beginning in February 2024, the Board and Special Committee sought to take any necessary actions to ensure that any consensual transaction involving the Nordstrom family and Liverpool would not be subject to the heightened approval requirements of the Anti-Takeover Statute. On April 17, 2025, the Board unanimously approved a group among certain Nordstrom family members for purposes of the Anti-Takeover Statute. On the same day, the Special Committee confirmed that Erik and Peter Nordstrom had its permission to engage in discussions with certain other potential consortium members, including Liverpool.

14. On September 1, 2024, the Special Committee, including me as Chair, recommended the formal approval of the Buying Group, which consisted of members of the Nordstrom family (including Erik and Peter Nordstrom) and Liverpool. The Special Committee’s purpose, again, was to ensure that the Anti-Takeover Statute was not an obstacle to the consensual transaction the parties were negotiating. The Board adopted that recommendation, and its unanimous written consent became effective on September 3, 2024. I did not sign the consent until September 3 because other papers pertaining to formal approval of the Buying Group—including a disbandment letter ensuring they were not perpetually approved as a group, to protect the company and its shareholders in case a deal was not agreed—were still being executed. Those were fully executed by Buying Group members on the morning of September 3, and I therefore signed the consent shortly thereafter on the morning of September 3 (at approximately 8:00 a.m. PT) to make the consent effective. The bid was received that evening, at approximately 9:00 p.m. PT.

DECLARATION OF ERIC SPRUNK	Perkins Coie LLP
NO. C25-0568JHC – 4	1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000

Case 2:25-cv-00568-JHC	Document 68	Filed 04/25/25	Page 5 of 6

15. On December 22, 2024, the Special Committee recommended that the Board approve the take-private transaction and once again approve formation of the Buying Group to ensure that the Anti-Takeover Statute was not an obstacle to the consensual transaction. (The Buying Group had expanded to include several additional members of the Nordstrom family). The Board adopted both of the Special Committee’s recommendations.

16. I understand that, with the exception of the shareholder approvals that are the subject of the special meeting scheduled for May 16, 2025, all of the conditions to the Merger Agreement are presently satisfied. Absent an order from the Court, this would permit the Transaction to close within a few days of receiving shareholder approval.

17. Attached as exhibits to this declaration are true and correct copies of the documents listed below. Nordstrom produced each exhibit to Plaintiff pursuant to his request for corporate books and records, subject to a confidentiality agreement.

Exhibit 1: An excerpt from minutes of a meeting of the Board of Directors of Nordstrom, Inc., dated August 20 and 21, 2024, bearing Bates number NORDSTROM00000060.

Exhibit 2: Minutes of a joint meeting of the Board of Directors of Nordstrom, Inc. and the Special Committee of the Board of Directors of Nordstrom, Inc., appending Annex A and Annex B, dated December 22, 2024, bearing Bates numbers NORDSTROM00000190 through NORDSTROM00000219 (sealed).

DECLARATION OF ERIC SPRUNK	Perkins Coie LLP
NO. C25-0568JHC – 5	1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000

Case 2:25-cv-00568-JHC	Document 68	Filed 04/25/25	Page 6 of 6

I declare under penalty of perjury that the foregoing is true and correct.

EXECUTED this 25th day of April, 2025.

/s/ Eric Sprunk
Eric Sprunk

DECLARATION OF ERIC SPRUNK	Perkins Coie LLP
NO. C25-0568JHC – 6	1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000